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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: March 28, 2003

                        COMMISSION FILE NUMBER: 333-30914


                             XTREME COMPANIES, INC.
         ---------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

           Nevada                                       88-0394012
----------------------------------------           --------------------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

    9116 Covered Wagon Dr.
      Las Vegas, Nevada                                   89117
----------------------------------------             ---------------
(Address of principal executive offices)                (Zip Code)

                                 XTREME WEBWORKS
                       8100 W. Sahara, Las Vegas, NV 89117
        ----------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On March 20th, 2003, Richard Scoble was appointed as CFO of the Company. His Biography is attached hereto.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              XTREME COMPANIES, INC.
                              ----------------------
                              (Name of Registrant)


Date:  March 28, 2003                   By: /s/ DONALD C. BRADLEY
                                            -----------------------------
                                            DONALD C. BRADLEY
                                            C E O / SECRETARY



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He brings to Xtreme Companies Inc. a strategic combination of project construction and finance experience.

In 2001, Scoble co-founded Independent Power Finance Corporation, a wholly owned subsidiary of Telesis Energy Group, and has served as president and director since its inception.

Independent Power Finance Corporation's key construction specialties include production home development, contract mining, and general engineering (roads, bridges, refineries, power plants, geothermal, solar and mechanical). An international firm, his company has been selected for projects in Costa Rica, Indonesia and Liberia. It also is active in the Western United States completing strategic projects in Utah, Nev., Calif. and Wash.

Prior to co-founding his own firm, Scoble served in various financial capacities for First Alliance Mortgage Company. His duties included loan underwriting, loan officer development and product training. Additionally, his office originated, appraised, underwrote, packaged and placed home mortgages. He has also served as director, chairman and chief executive officer for DB Financial Group, a mortgage-banking firm with offices in Utah, Nev. and Calif.